UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) - March 7, 2017

IEC ELECTRONICS CORP.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-34376	13-3458955
(Commission File Number)	(IRS Employer Identification No.)

105 Norton Street, Newark, New York 14513
(Address of principal executive offices)(Zip code )

(315) 331-7742
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5	Corporate Governance and Management
Item 5.07	Submission of Matters to a Vote of Security Holders.

At the annual meeting of stockholders of IEC Electronics Corp. (the “Company”), held on March 7, 2017, the Company’s stockholders voted on the matters described below.

Proposal 1. The Company’s stockholders elected the following nominees as directors, each for a one-year term expiring in 2018.

Director Nominee	Votes For	Authority Withheld	Broker Non-Votes
Keith M. Butler	4,720,425	217,321	3,090,741
Charles P. Hadeed	4,720,425	217,321	3,090,741
Lynn J. Hartrick	4,720,435	217,311	3,090,741
Andrew M. Laurence	4,727,425	210,321	3,090,741
Jeremy R. Nowak	4,720,425	217,321	3,090,741
Jeffrey T. Schlarbaum	4,714,750	222,996	3,090,741
Eric B. Singer	4,720,435	217,311	3,090,741

Proposal 2. The Company’s stockholders ratified the selection of Crowe Horwath LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2017.

Votes For	Votes Against	Votes Abstained
7,824,268	25,976	178,243

Proposal 3. The Company’s stockholders approved, on an advisory basis, the compensation paid to the Company’s named executive officers.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
3,382,270	1,313,117	242,359	3,090,741

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IEC Electronics Corp.
(Registrant)

Date:	March 8, 2017	By:	/s/ Michael T. Williams
Michael T. Williams
Chief Financial Officer